                                                                   EXHIBIT 23



                         INDEPENDENT AUDITOR'S CONSENT



We consent to the incorporation by reference in the below scheduled Form S-8 registration statements of our report dated May 15, 1995, on the consolidated financial statements of CNB Bancshares, Inc. (as restated for the February 1995 acquisitions of Harrisburg Bancshares, Inc. and King City Federal Savings
Bank) for the year ended December 31, 1994, in the Current Report on Form 8-K filed by CNB Bancshares, Inc.


                                                     COMMISSION FILE NUMBER
                                                     ----------------------
Indiana Bancshares, Inc. 1985 Non-Qualified
  Stock Option Plan and Indiana                             33-47898
  Bancshares, Inc. 1990 Stock Option Plan

CNB Bancshares, Inc. 1992 Incentive Stock
    Option Plan                                             33-45929

Citizens Incentive Savings Plan                             33-41514

Valley Bank Stock Option Plan                               33-38651

King City Federal Savings Bank 1986 Stock Option and
    Incentive Plan                                          33-89658

King City Federal Savings Bank 1993 Stock Option and
    Incentive Plan                                          33-89722

/s/Geo. S. Olive & Co. LLC
--------------------------
Geo. S. Olive & Co. LLC
Evansville, Indiana
May 23, 1995

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